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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement of Public Service Company of New Mexico on Form S-3 of our report dated February 11, 2003 (June 5, 2003, as to Notes 2 and 16, as it relates to EITF 02-3) (which expresses an unqualified opinion and includes explanatory paragraphs referring to the realignment of segments for financial reporting purposes and adoption of EITF 02-3, Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities) with respect to the consolidated financial statements of PNM Resources, Inc. and subsidiaries, and our report dated February 11, 2003 (June 5, 2003, as to Notes 2 and 16, as it relates to EITF 02-3) (which expresses an unqualified opinion and includes explanatory paragraphs referring to the realignment of segments for financial reporting purposes and adoption of EITF 02-3, Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities) with respect to the consolidated financial statements of Public Service Company of New Mexico and subsidiaries appearing in the Form 8-K dated June 12, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Our audits of the financial statements referred to in our aforementioned reports also included the consolidated financial statement schedules of PNM Resources, Inc. and subsidiaries and Public Service Company of New Mexico and subsidiaries (collectively, the Company), listed in Item 15 in the Annual Report on Form 10-K of PNM Resources, Inc. and subsidiaries and Public Service Company of New Mexico and subsidiaries for the year ended December 31, 2002. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects, the information set forth therein.




/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 12, 2003